SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 April 14, 2005
                Date of Report (Date of earliest event reported)



                        Factory Card & Party Outlet Corp.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                   333-21859              36-3652087
-----------------------------   -----------------    -----------------------
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)

                   2727 Diehl Road, Naperville, Illinois 60563
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (630) 579-2000
                                 --------------
                         (Registrant's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 101.    Entry into a Material Definitive Agreement.
             ------------------------------------------

         On April 14, 2005, the Board of Directors (the "Board") of Factory Card & Party Outlet Corp. (the "Company"), upon recommendation of the Board's Compensation Committee, approved the accelerated vesting of unvested and "out-of-the-money" options held by current employees, executive officers and non-employee directors (the "Acceleration") that have been granted under the Company's 2002 Stock Option Plan, 2003 Equity Incentive Plan and 2002 Non-Employee Directors' Stock Option Plan.

         As a result of the Acceleration, the affected unvested options are those which had exercise prices of greater than $9.64 per share, which was the closing sales price of the Company's common stock on the NASDAQ National Market on April 14, 2005, the effective date of the Acceleration. Pursuant to the Acceleration, options granted under the Plans to purchase approximately 122,000 shares of the Company's common stock that would otherwise have vested at various times within the next two years became fully vested. As a result of the Board's decision to approve the Acceleration, each option agreement underlying options subject to the Acceleration is deemed to be amended to reflect the Acceleration as of the effective date, but all other terms and conditions of each such option agreement remain in full force and effect.

         The decision to initiate the Acceleration under the Plans, which the Company believes to be in the best interest of the Company and its shareholders, was made primarily to reduce compensation expense that might be recorded in future periods following the Company's adoption at the beginning of the first fiscal year beginning after June 15, 2005 of Financial Accounting Standards Board ("FASB") Statement No. 123, "Share-Based Payment (revised 2004)" ("SFAS 123(R)"). The Company currently accounts for stock-based compensation using the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which the Company has not recognized any compensation expense for its stock option grants. SFAS 123(R) will require the Company to record compensation expense equal to the fair value of all equity-based compensation over the vesting period of each such award. The Acceleration will reduce our compensation expense in fiscal periods subject to the provisions of SFAS 123 (R) and does not result in a charge in the fiscal periods prior to the adoption of SFAS 123 (R).

                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FACTORY CARD & PARTY OUTLET CORP.


                                         /s/ James D. Constantine
                                         ---------------------------------
                                         James D. Constantine
Dated:  April 19, 2005                   Executive Vice President and Chief
                                         Financial & Administrative Officer